                   PARKER, MILLIKEN, CLARK, O'HARA & SAMUELIAN

                        333 South Hope Street, 27th Floor
                       Los Angeles, California 90071-1488


                                             April 6, 1998

First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

          Re:  First Investors Multi-State Insured Tax Free Fund, Inc.

Gentlemen:

     We consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus.


                                             Very truly yours,


                                         /s/ PARKER, MILLIKEN, CLARK, O'HARA
                                             & SAMUELIAN